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                                                                    Exhibit 21.0



The subsidiaries of American Shared Hospital Services are:

American Shared Radiosurgery Services
A California corporation

GK Financing, LLC
A California limited liability company

OR21, Inc.
A California corporation

MMRI, Inc.
A California corporation

Embarcadero Transition Corp. III
A California corporation

European Shared Medical Services Limited
An English registered company

African American Church Health and Economic Services, Inc.
A California corporation

ACHES Insurance Services, Inc.
A California corporation